   [LOGO]

Dear Shareholder:

    You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Mentor Graphics Corporation to be held in Wilsonville, Oregon, on Tuesday, May 11, 1999. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

    YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics Corporation shares you own, your presence by proxy is important to establish a quorum and your vote is important.

    The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your continued interest in Mentor Graphics Corporation.

                                          Sincerely,

                                                  [SIGNATURE]

                                          Walden C. Rhines

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          MENTOR GRAPHICS CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 11, 1999

                            ------------------------

To the Shareholders of Mentor Graphics Corporation:

    The Annual Meeting of Shareholders of Mentor Graphics Corporation, an Oregon corporation, will be held on Tuesday, May 11, 1999 at 5:00 p.m., Pacific Time, at the Company's offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 for the following purposes, as more fully described in the accompanying Proxy Statement:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To amend the Company's 1982 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan.

    3. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

    The above items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on March 4, 1999 are entitled to notice of and to vote at the Annual Meeting.

                                          Sincerely,

                                              [SIGNATURE]

                                          Dean Freed

                                          VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

Wilsonville, Oregon

April 2, 1999

    THE COMPANY CORDIALLY INVITES ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                       MAILED TO SHAREHOLDERS ON
                                                          OR ABOUT APRIL 2, 1999

                          MENTOR GRAPHICS CORPORATION

                            8005 S.W. BOECKMAN ROAD
                         WILSONVILLE, OREGON 97070-7777

                            ------------------------

                                PROXY STATEMENT

    Mentor Graphics Corporation (Mentor Graphics or Company) is soliciting the enclosed proxy for use at its Annual Meeting of Shareholders to be held Tuesday, May 11, 1999 at 5:00 p.m., Pacific Time, or at any adjournment of that meeting. The Company will hold the Annual Meeting at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

    Mentor Graphics will bear the cost of this solicitation. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies from brokers and nominees for the Annual Meeting at an estimated cost of $6,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

    The mailing address of the Company's principal executive offices is 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is
(503) 685-7000.

    UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT/FORM 10-K TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT.

PROCEDURAL MATTERS

    Shareholders of record at the close of business on March 4, 1999 are entitled to notice of and to vote at the meeting. At the record date, 65,588,351 shares of Mentor Graphics Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. For information regarding holders of 5% or more of the outstanding Common Stock, see "Information Regarding Beneficial Ownership of Principal Shareholders and Management."

    Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Annual Meeting in accordance with the instructions given.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The directors of the Company are elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Under Oregon law, if a quorum is present at the meeting, the six nominees for election as directors who receive the greatest number of eligible votes cast will be elected directors. Abstention from voting or nonvoting by brokers will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the six nominees named below, who are all currently directors of the Company. If any nominee of Mentor Graphics is unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any nominee designated by the present Board of Directors to fill the vacancy.

    The nominees for director are listed below together with certain information about each of them.

                                                                                                    SHARES OF COMMON STOCK
                                                                                                BENEFICIALLY OWNED AS OF MARCH
                                                                                                           4, 1999
                                                                                                ------------------------------
                                                                                                                   PERCENT OF
NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                        AGE       DIRECTOR SINCE    NUMBER OF SHARES      TOTAL
--------------------------------------------------------------      ---      -----------------  -----------------  -----------
JON A. SHIRLEY ...............................................          60            1989            151,542(1)        *
  Chairman of the Board of Directors of the Company since
  1994; private investor; President and Chief Operating
  Officer of Microsoft Corporation (a developer of computer
  software) from 1983 to 1990; director of Microsoft
  Corporation.

MARSHA B. CONGDON ............................................          52            1991             85,336(2)        *
  Private investor since 1997; Vice President, Policy and
  Strategy, of US West Inc. (a provider of communications
  services) from 1995-1997; Regional Vice President and Chief
  Executive Officer-Oregon from 1992-1995; Vice President and
  Chief Executive Officer-Oregon from 1987 to 1992.

JAMES R. FIEBIGER ............................................          57            1994             45,825(3)        *
  Vice Chairman of Gatefield Corp. (a semiconductor company)
  since 1997; Chairman of the Board and Managing Director of
  Thunderbird Technologies, Inc. (a technology licensing
  company) from 1993 to 1997; President and Chief Operating
  Officer of VLSI Technology, Inc. (a manufacturer of
  semiconductors) from 1988 to 1993; director of Thunderbird
  Technologies, Inc. (a technology licensing company).

DAVID A. HODGES ..............................................          61            1995             24,701(4)        *
  Professor of Electrical Engineering and Computer Sciences at
  the University of California at Berkeley (UC Berkeley) where he has been a faculty member since 1970; Dean of College of
  Engineering at UC Berkeley from 1990-1996; director of
  Silicon Image, Inc. (a semiconductor company).

WALDEN C. RHINES .............................................          52            1993            949,111(5)          1.4%
  President and Chief Executive Officer of the Company since
  1993; Executive Vice President, Semiconductor Group, and
  Vice President of Texas Instruments Inc. (a manufacturer of electronics products) from 1987 to 1993; director of
  Triquint Semiconductor, Inc. and Cirrus Logic, Inc. (both
  are manufacturers of semiconductors).

FONTAINE K. RICHARDSON .......................................          57            1983            106,000(6)        *
  General Partner of Eastech Management Company (a private
  venture capital firm) since 1983; director of Banyan Systems
  Incorporated (a manufacturer of computer network software
  products).

--------------------------

*   Less than 1%

(1) Includes 96,542 shares subject to options exercisable within 60 days of March 4, 1999 and 5,000 shares held in partnership.

(2) Includes 84,083 shares subject to options exercisable within 60 days of March 4, 1999.

(3) Includes 37,550 shares subject to options exercisable within 60 days of March 4, 1999.

(4) Includes 22,301 shares subject to options exercisable within 60 days of March 4, 1999.

(5) Includes 879,998 shares subject to options exercisable within 60 days of March 4, 1999.

(6) Includes 106,000 shares subject to options exercisable within 60 days of March 4, 1999.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of Mentor Graphics met seven times during 1998. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

    The Audit Committee of the Board of Directors, which consists of Directors Congdon, Fiebiger and Hodges, met four times during 1998. This committee meets from time to time with management and the Company's independent auditors to consider financial and accounting matters. The Compensation Committee of the Board of Directors, which consists of Directors Congdon, Richardson and Shirley, met five times during the year. This committee recommends compensation and fringe benefits for existing and future employees and administers the Company's stock option and purchase plans. The Nominating Committee, which consists of Directors Congdon, Fiebiger, Hodges, Richardson and Shirley, met once during 1998. This committee meets from time to time to administer policies and procedures for board membership and to identify and recommend board candidates. The Nominating Committee also considers shareholder nominations made in writing to the Corporate Secretary.

    No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 1998.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company are paid an annual fee of $20,000 and are reimbursed for expenses incurred in attending Board and Board committee meetings. Any Non-Employee Director who also serves as Chairman of the Board is paid an additional annual fee of $10,000.

    1987 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    The 1987 Non-Employee Directors' Stock Option Plan (1987 Plan) was adopted in 1987 and amended in 1994 by the Board of Directors and the shareholders. An aggregate of 1,100,000 shares of Common Stock have been reserved for issuance under the 1987 Plan. On the date of each Annual Meeting of shareholders, each Non-Employee Director elected is automatically granted an option to purchase 10,000 shares of Common Stock and any Non-Employee Director elected Chairman of the Board is automatically granted an additional option to purchase 2,500 shares. Options under the 1987 Plan are granted at exercise prices equal to the fair market value of the Common Stock on the grant date. On the date of the 1998 Annual Meeting Directors Congdon, Fiebiger, Hodges and Richardson were automatically granted an option for 10,000 shares each at an exercise price of $10.875. Director Shirley, who is Chairman of the Board, was automatically granted an option exercisable for 12,500 shares at an exercise price of $10.875. If re-elected, Directors Congdon, Fiebiger, Richardson and Hodges will each be automatically granted an option for 10,000 shares; Mr. Shirley, who is Chairman of the Board, will automatically be granted an option for 12,500 shares on the date of the Annual Meeting. All options have a ten year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant. The 1987 Plan is administered by the Compensation Committee. Director Hodges exercised an option to acquire 2,000 shares in July of 1998. No other directors exercised options in 1998.

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
                    OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table shows beneficial ownership of the Company's Common Stock as of March 4, 1999 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                                  AMOUNT AND NATURE OF
                                                                       BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                  OWNERSHIP(1)         PERCENT
---------------------------------------------------------------  ----------------------  -----------
State of Wisconsin Investment Board ...........................         7,025,000(2)           10.7%
  P.O. Box 7842
  Madison, WI 53707

Merrill Lynch and Co., Inc. ...................................         4,919,699(3)            7.5%
  250 Vesey Street
  World Financial Center, North Tower
  New York, NY 10381

Private Capital Management, Inc. ..............................         4,896,077(4)            7.5%
  3003 Tamiami Trail North
  Naples, FL 34103

Crabbe Huson Group, Inc. ......................................         4,150,700(5)            6.3%
  121 SW Morrison
  Suite 1400
  Portland, OR 97204

                                                                  AMOUNT AND NATURE OF
NAME OF EXECUTIVE OFFICER                                         BENEFICIAL OWNERSHIP    PERCENT
----------------------------------------------------------------  --------------------  -----------
Walden C. Rhines................................................          949,111(6)           1.4%
Gregory K. Hinckley.............................................          200,000(7)         *
G.M. "Ken" Bado.................................................          126,457(8)         *
Dean Freed......................................................           60,201(9)         *
Bernd Braune....................................................           70,000(10)        *
All directors and executive officers as a group (13 persons)....        1,887,927(11)          2.9%

--------------------------

   * Less than 1%

 (1) Except as otherwise noted, the persons listed in the table have sole voting and dispositive power with respect to the common stock owned by them.

 (2) Information provided as of December 31, 1998 in a Schedule 13G filed by the shareholder.

 (3) Information provided as of December 31, 1998 in a Schedule 13G filed by the shareholder. The shareholder reported shared voting and dispositive power over 4,919,699 shares.

 (4) Information provided as of December 31, 1998 in Schedule 13G filed by the shareholder. Includes shares beneficially owned by Bruce S. Sherman, President of the Shareholder. Shareholder and Mr. Sherman reported sole voting power by Mr. Sherman over 31,500 shares and shared dispositive power by Mr. Sherman and Shareholder over 4,896,077 shares.

 (5) Information provided as of December 31, 1998 in a Schedule 13G filed by the shareholder. The shareholder reported shared voting power over 3,745,000 shares and shared dispositive power over 4,150,700 shares.

 (6) Includes 879,998 shares subject to options exercisable within 60 days of March 4, 1999.

 (7) Includes 170,000 shares subject to options exercisable within 60 days of March 4, 1999 and 4,000 shares held in trust for children.

 (8) Includes 118,349 shares subject to options exercisable within 60 days of March 4, 1999.

 (9) Includes 47,835 shares subject to options exercisable within 60 days of March 4, 1999 and 550 shares held by spouse.

 (10) Includes 40,000 shares subject to options exercisable within 60 days of March 4, 1999. (Mr. Braune's employment with the Company ended on February 15, 1999.)

 (11) Includes 1,639,652 shares subject to options exercisable within 60 days of March 4, 1999.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows compensation paid by the Company for the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 1998 (Named Executive Officers).

                                                                                 LONG TERM
                                                                            COMPENSATION AWARDS
                                                                            --------------------
                                                     ANNUAL COMPENSATION         SECURITIES
                                                   -----------------------       UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)    BONUS($)      OPTIONS/SARs(#)     COMPENSATION($)(1)
--------------------------------------  ---------  ---------  ------------  --------------------  -------------------

Walden C. Rhines......................       1998    443,750       394,494          180,000                4,800
  President and Chief                        1997    424,999       157,950(2)         250,000              4,750
  Executive Officer                          1996    417,708             0          700,000(3)             4,500

Gregory K. Hinckley...................       1998    333,250       253,937          180,000                4,800
  Executive Vice President, Chief            1997    296,090             0          250,000                3,717
  Operating Officer and Chief                1996         --            --               --                   --
  Financial Officer(4)

G.M. Ken Bado.........................       1998    243,441       217,970           45,000                4,800
  Senior Vice President,                     1997    229,999             0                0                4,750
  World Trade                                1996    157,708        95,376          215,000(3)             4,500

Dean Freed............................       1998    162,663        84,698           15,000                4,800
  Vice President, General                    1997    145,500        52,650(2)          26,250              4,365
  Counsel and Secretary                      1996    117,083             0           61,600(3)             4,500

Bernd Braune..........................       1998    295,000       103,000           20,000                    0
  Senior Vice President(5)                   1997         --            --               --                   --
                                             1996         --            --               --                   --

------------------------

(1) Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company's U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

(2) The 1997 bonuses paid to Dr. Rhines and Mr. Freed represent amounts earned under the Special Incentive Bonus Plan for the Company's 1995 performance that did not vest until December 31, 1997 and were paid in 1998.

(3) On November 7, 1996, the Compensation Committee approved a repricing of outstanding options under the Company's employee stock option plans. For purposes of the table above, repriced options are considered to be option grants and, therefore, are included in the number of options granted in 1996. If repriced options are not counted, option grants in 1996 were made to Dr. Rhines and Messrs. Bado and Freed for 300,000, 165,000, and 20,000 shares respectively.

(4) Mr. Hinckley became an executive officer of the Company in January 1997.

(5) Mr. Braune became an executive officer of the Company in February 1998 and ceased employment with the Company on February 15, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants for the last fiscal year to the Named Executive Officers.

                                                          INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                                ----------------------------------------------------------------------     VALUE AT ASSUMED
                                   # OF                        % OF TOTAL                               ANNUAL RATES OF STOCK
                                SECURITIES                       OPTIONS                                PRICE APPRECIATION FOR
                                UNDERLYING                     GRANTED TO     EXERCISE OR                   OPTION TERM(1)
                                  OPTIONS       VESTING       EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                            GRANTED(2)   REFERENCE DATE    FISCAL YEAR     ($/SHARE)      DATE        5%($)       10%($)
------------------------------  -----------  --------------  ---------------  -----------  -----------  ----------  ----------
Walden C. Rhines..............     180,000       03/26/98            5.78        10.0625     02/28/08    1,128,849   2,854,879

Gregory K. Hinckley...........     180,000       03/26/98            5.78        10.0625     02/28/08    1,128,849   2,854,879

G.M. "Ken" Bado...............      25,000       03/26/98            0.80        10.0625     02/28/08      156,785     396,511
                                    20,000       11/05/98            0.64         8.3125     10/31/08      104,409     264,510

Dean Freed....................      15,000       03/26/98            0.48        10.0625     02/28/08       94,071     237,907

Bernd Braune..................      20,000       03/26/98            0.64        10.0625     02/28/08      125,428     317,209

------------------------

(1) The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(2) Each option is fully exercisable four years after the Vesting Reference Date with 25% becoming exercisable on each of the first four anniversaries of that date. All options become fully exercisable upon a "change in control" of the Company as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a "change in control" generally includes the following events: the acquisition by any person of 20% or more of the Company's Common Stock, the nomination (and subsequent election) of a majority of the Company's directors by persons other than the incumbent directors and the approval by the Company's shareholders of a merger, share exchange, sale of substantially all of the Company's assets or plan of liquidation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides information on option exercises for the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1998.

                                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                SHARES                             OPTIONS AT FY-END (#)           AT FY-END ($)
                              ACQUIRED ON           VALUE        --------------------------  --------------------------
NAME                         EXERCISE (#)       REALIZED ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------  -----------------  -----------------  -----------  -------------  -----------  -------------
Walden C. Rhines.........              0                  0         702,498        627,502       43,749        81,251

Gregory K. Hinckley......              0                  0          62,500        367,500            0             0

G.M. "Ken" Bado..........              0                  0         102,932        146,668       57,716        31,771

Dean Freed...............              0                  0          33,869         59,481       21,752         7,748

Bernd Braune.............              0                  0          35,000        125,000            0             0

EXECUTIVE SEVERANCE AGREEMENTS

    The Board of Directors has approved the Company's entry into severance agreements with certain employees of the Company, including all of the Company's current executive officers. These agreements generally provide for the payment, upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within in some cases one year, and in other cases two years, following a change of control of the Company, of an amount equal to either 1.5 or two times the sum of the employee's annual salary and target bonus, and also provide for accelerated vesting of all options and either eighteen-month or two-year continuation of various employee benefits including life, disability and health insurance benefits and relocation and outplacement benefits. Payments to the employee are capped as necessary to prevent any portion of the payments from being subject to the excise tax on "parachute payments" but only if the effect would be to increase the employee's after-tax net benefit.

            REPORT OF THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

    The philosophy of the Company's executive compensation plan is to:

        (a) attract highly talented executives;

        (b) motivate executives to high levels of performance;

        (c) retain needed executive resources; and

        (d) recognize the differing impact that various executives have on the achievement of corporate goals.

    To achieve these objectives, the Company pays executive officers on a total compensation approach that includes base salary, "at risk" compensation that is dependent on corporate performance, and stock options. The Compensation Committee of the Board of Directors, which is comprised of non-employee directors, reviews and approves the compensation to be paid to executive officers.

    Compensation of executive officers consists of the following components:

    BASE SALARY: Salaries for executive officers are reviewed on an annual basis. In reviewing executive salaries, data from a third party survey is considered. In using the third party survey, the Company compares itself to other high-technology companies with annual revenues of $200 million to $500 million, and generally establishes salaries in the third quartile (50th to 75th percentile) for the group. This group of comparable companies differs from the companies in the Media General index used for the performance graph that follows this report, which consists of companies in the computer software and services businesses without regard to annual revenue. The salary survey group may include those companies in the Media General index with annual revenues of $200 million to $500 million, while it does not include companies in the Media General index with revenues outside of the $200 million to $500 million range. Nonetheless, the Company believes that the salary survey group is an appropriate peer group for compensation purposes.

    VARIABLE COMPENSATION: The Compensation Committee annually establishes a Variable Incentive Plan to provide for the payment of a portion of compensation to executive officers and other employees based on corporate performance. Under the Variable Incentive Plan, each year the Compensation Committee approves a target variable compensation amount for each executive officer to be paid based on achievement of the target net income from the annual business plan approved by the Board of Directors (Annual Plan). For this purpose, the Company's reported net income may be adjusted by the Compensation Committee to exclude unusual items such as acquisition-related expenses, one-time charges and reversals. The potential variable compensation increases or decreases based on the achievement of higher or lower net income. The potential variable compensation for executive officers other than the Chief Executive Officer is then subject to further adjustment up or down based on individual performance. For 1998, target variable compensation for executive officers ranged from 30 percent to 70 percent of base salary, with 100 percent of the target payable upon attainment of the target net income from the Annual Plan and no variable compensation payable unless 76% of the target net income from the Annual Plan was achieved. In 1998 the Company's net income, after adjustments approved by the Compensation Committee, was 108% of the target net income and variable compensation was paid out to executive officers under the Variable Incentive Plan.

    In addition, certain executives with sales responsibility receive variable pay based on sales performance of their divisions.

    STOCK OPTIONS: The Company believes that stock options granted to key employees, including executive officers, provide such persons with significant compensation based on overall Company performance as reflected in the stock price, create a valuable retention device through standard four-year vesting schedules and help align employees' and shareholders' interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees including executive officers. Most executive officers received stock option grants as part of the 1998 annual option grant program for key employees. The 1998 annual option program for all employees involved a total pool of approximately 1,600,000 shares. During 1998, individual award levels were determined primarily by a matrix that allocated the available shares based on position within the Company, with some discretionary adjustments based on subjective performance factors. Third party survey data was considered in establishing the upper levels of the matrix with the Company seeking to grant options in the middle range of comparable companies.

    DEDUCTIBILITY OF COMPENSATION: Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Upon the exercise of nonqualified stock options the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under IRS regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER: Dr. Rhines' base salary was increased from $425,000 to $450,000 in April 1998. This salary level is in the third quartile of CEO salaries among comparable companies from the third party survey used by the Company. Dr. Rhines received a Variable Incentive Plan bonus of $394,494 for 1998. Dr. Rhines was granted an option to purchase 180,000 shares of Company stock in March 1998, which was in the middle range of CEO option grants for comparable companies.

COMPENSATION COMMITTEE

Fontaine K. Richardson
Jon A. Shirley
Marsha B. Congdon

                               PERFORMANCE GRAPH

    Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG MENTOR GRAPHICS CORPORATION, S&P 500 INDEX
        AND MEDIA GENERAL COMPUTER SOFTWARE AND SERVICES GROUP INDEX(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS         MENTOR GRAPHICS CORPORATION        S&P 500 INDEX       MG GROUP INDEX
12/31/93                                   $100.00           $100.00               $100.00
12/31/94                                   $110.91           $101.32               $122.65
12/31/95                                   $132.73           $139.40               $176.16
12/31/96                                    $70.91           $171.41               $221.06
12/31/97                                    $70.45           $228.29               $266.71
12/31/98                                    $61.82           $293.92               $398.05

                     ASSUMES $100 INVESTED ON DEC. 31, 1993
                          ASSUMES DIVIDEND REINVESTED

MEASUREMENT PERIOD
(FISCAL YEAR COVERED)    MENTOR GRAPHICS   S & P 500 INDEX  MEDIA GENERAL INDEX
-----------------------  ----------------  ---------------  -------------------
Measurement Point:
12/31/93                    $   100.00        $  100.00          $  100.00

Fiscal Year Ending:
12/31/94                    $   110.91        $  101.32          $  122.65
12/31/95                    $   132.73        $  139.40          $  176.16
12/31/96                    $    70.91        $  171.41          $  221.06
12/31/97                    $    70.45        $  228.59          $  266.71
12/31/98                    $    61.82        $  293.92          $  398.05

------------------------

(1) This is an industry group index published by Media General Financial Services. In prior years the Company's performance graph compared the Company's performance to a different industry group index published by Media General Financial Services entitled "Computer Software, Data Processing." As a result of a 1998 internal restructuring by Media General Financial Services of its industry group classification system, Media General Financial Services no longer supports that industry group. Media General Financial Services now classifies the company in a similar industry group entitled "Computer Software & Services."

                       APPROVAL OF AMENDMENT TO 1982 PLAN
                                (PROPOSAL NO. 2)

    Mentor Graphics' 1982 Stock Option Plan (1982 Plan) was adopted by the Board of Directors and the shareholders in 1982. An aggregate of 18,670,000 shares are currently reserved for issuance under the plan.

AMENDMENT

    On March 4, 1999, only 689,823 shares of Common Stock were available for future grants under the 1982 Plan. An additional 893,540 shares of Common Stock were available for future grants under the Company's 1986 Stock Plan, but Nasdaq and tax rules limit the Company's ability to grant options to officers of the Company under that plan. The Board of Directors believes that additional shares must be reserved for use under the 1982 Plan to enable the Company to attract and retain officers and other key employees through the granting of options under the plan. Accordingly, in February 1999, the Board of Directors approved an amendment to the 1982 Plan, subject to shareholder approval, to reserve an additional 3,000,000 shares for issuance under the plan. In addition, shareholder approval of this proposal will constitute reapproval of the per-employee limit on grants of options under the 1982 Plan of 500,000 shares annually. This reapproval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986. See "Tax Consequences."

DESCRIPTION OF THE 1982 PLAN

    A copy of the 1982 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A. The essential features of the 1982 Plan, as currently in effect, are outlined below.

GENERAL

    The 1982 Plan provides for grant of incentive stock options (ISOs) within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options (NQSOs). See "Tax Consequences" below for information concerning the tax treatment of ISOs and NQSOs. The plan permits stock appreciation rights (SARs) to be granted in tandem with or independent of ISOs and NQSOs. Cash bonus rights may also be granted under the 1982 plan.

ADMINISTRATION

    The 1982 Plan is administered by the Compensation Committee. The Compensation Committee determines the officers and key employees to whom options and SARs will be granted, the exercise prices, the number of shares covered by each grant and all other terms and conditions of the grants.

GRANT OF OPTIONS

    The option price of ISOs cannot be less than the fair market value of the Common Stock on the date the option is granted. The plan provides that the option price of NQSOs cannot be less than 50% of the fair market value. On March 4, 1999, the closing price of Common Stock on the Nasdaq National Market was $13.875 per share. No employee may be granted options or stock appreciation rights under the plan for more than an aggregate of 500,000 shares in any calendar year. In addition, no employee may be granted ISOs under the 1982 Plan such that the fair market value of stock (determined on the grant date) subject to ISOs that first become exercisable in any year exceeds $100,000. Options may be granted under the 1982 Plan in exchange for outstanding options.

EXERCISE OF OPTIONS

    At the date of exercise, the optionee may pay the full option price in cash or in shares of Company stock previously acquired by the optionee valued at fair market value. The use of previously acquired shares to pay the option price enables the optionee to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future grants are reduced by the number of shares with respect to which the option is exercised.

    Options may be exercised only while the holder is in the employ of the Company or a subsidiary, within 30 days after either the date of termination of employment or another date set by the Company, or within one year after the death or disability of the holder. During the optionee's lifetime, an option is exercisable only by the optionee. Options are not transferable except upon the death of the optionee or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act. Terminated or expired options become available for future grants.

    Options are generally not exercisable until one year from the date of grant or from the commencement of employment. Options typically become exercisable over a period of time, generally set at four years, in accordance with the terms of option agreements entered into at the time of grant.

STOCK APPRECIATION RIGHTS

    The Committee determines the terms and conditions of SARs granted under the 1982 Plan, including the schedule under which SARs vest and become exercisable. SARs granted with an option may be exercised only to the extent the related option could be exercised. SARs entitle the holder, upon exercise, to receive without payment to the Company (except for applicable withholding taxes) an amount equal to the excess of the fair market value of the Company's Common Stock on the exercise date over the SAR exercise price. Payment may be made in cash, shares or any combination thereof. No SARs have been granted under the 1982 Plan.

CHANGE IN CONTROL PROVISION

    The 1982 Plan authorizes the Compensation Committee to accelerate the vesting of all outstanding options and SARs upon a change in control of the Company. The plan allows the Compensation Committee to authorize the issuance and exercise of "limited" SARs in connection with options granted or previously granted under the plan. Limited rights are payable in connection with, and exercisable only during the 60 days immediately following, a change in control of the Company. A "change in control" is defined to include the following events, unless otherwise determined by the Compensation Committee prior to the occurrence of the event: the acquisition by any person of 20% or more of the Company's Common Stock, the nomination (and subsequent election) of a majority of the Company's directors by persons other than the incumbent directors, or the approval by the Company's shareholders of a merger, consolidation, share exchange, sale of substantially all of the Company's assets or plan of liquidation. Limited SARs are payable only in cash and are exercisable only if the immediate resale of an optionee's shares would subject the optionee to liability under Section 16(b) of the Securities Exchange Act of 1934.

CASH BONUS RIGHTS

    Under the 1982 Plan, cash bonus rights may be granted in connection with NQSOs. Bonus rights entitle the optionee to a cash bonus if and when the related NQSO is exercised and may be used for the payment of income taxes resulting from the exercise. The amount of the bonus will generally be equal to the difference between the aggregate exercise price of the NQSO and the fair market value of the shares subject to the NQSO on the exercise date, multiplied by the bonus percentage, determined by the Compensation Committee and not to exceed 100 percent. The Compensation Committee may set a maximum dollar limit on the amount of cash to be paid under any bonus right. No bonus rights have been granted under the 1982 Plan.

DURATION

    Options and SARs may be granted for varying periods not to exceed approximately ten years from the date of grant. The 1982 Plan will be in effect until options and SARs have been granted with respect to all shares available for the plan. The Board of Directors may terminate the plan at any time, but termination will not affect options or SARs already outstanding.

TAX CONSEQUENCES

    ISOs granted under the 1982 Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the ISO. Federal income tax upon any gain resulting from exercise of an ISO is deferred until the optioned shares are sold by the optionee. The gain resulting from the exercise of any ISO is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax.

    If an employee exercises an ISO and does not dispose of any of the optioned shares within two years following the date of grant and within one year follow the date of exercise, then any gain upon subsequent disposition will be treated as long-term capital gain for federal income tax purposes. If an employee disposes of shares acquired upon exercise of an ISO before expiration of either the one-year or the two-year holding period, any amount realized will be taxable for federal income tax purposes as ordinary income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price.

    The Company will not be allowed any deduction for federal income tax purposes either at the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realizes ordinary income.

    NQSOs granted under the 1982 Plan are intended to be "nonqualified stock options" for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NQSO until the option is exercised. At the time of exercise of an NQSO, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price (Option Spread Amount). The Company's deduction is conditioned upon withholding on the Option Spread Amount. Upon sale of shares acquired upon exercise of an NQSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will constitute long-term capital gain if the shares have been held for the required holding period. An optionee who receives a cash bonus right under the 1982 Plan will generally recognize ordinary income equal to the amount of the cash bonus at the time of receipt and the Company will be entitled to a deduction in the same amount.

    On exercise of a SAR, the amount realized by the holder will, for federal tax purposes, be taxed as ordinary income, and the Company will be allowed to take a deduction for such amount. The SAR holder is subject to withholding on such income. Under current accounting principles, the Company will be required to account for the increase in value of an outstanding SAR as compensation expense (and may take a credit to compensation expense for a decrease in such value to the extent a prior expense has been recorded) over the period the SAR holder provides services to the Company. Current financial accounting principles do not require similar ongoing charges to earnings in connection with options.

    Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options may be granted. Approval of this Proposal No. 2 will constitute reapproval of the per-employee limit under the 1982 Plan previously approved by the shareholders. Other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options granted under the 1982 Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of at least a majority of the Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on the matter is required for adoption of Proposal No. 2. Abstentions will therefore have the same effect as "no" votes in determining whether the proposal is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal No. 2. All valid proxies will be voted FOR Proposal No. 2 unless a contrary choice is indicated.

    THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 2. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

                              INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for 1999. KPMG Peat Marwick LLP has examined the financial statements of the Company and its subsidiaries each year since the inception of the Company in 1981. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with in 1998.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

                             SHAREHOLDER PROPOSALS

    The Company's bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2000 Annual Meeting of Shareholders, the shareholder's notice must be received at the Company's principal executive office no later than February 11, 2000. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Shareholders must be received at the Company's principal executive office no later than December 4, 1999.

                                          By Order of the Board of Directors

                                              [SIGNATURE]

                                          Dean Freed
                                          VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

April 2, 1999

                                                                       EXHIBIT A

                          MENTOR GRAPHICS CORPORATION
                             1982 STOCK OPTION PLAN

    Mentor Graphics recognizes that its continuing success depends upon the initiative, ability and significant contributions of officers and key employees. Mentor Graphics believes that by affording such employees the opportunity to purchase shares in Mentor Graphics it will enhance its ability to attract and retain such employees and will provide an incentive for them to exert their best efforts on its behalf.

    The Plan is as follows:

1.  SHARES SUBJECT TO OPTION.

    1.1 Options granted under this Plan shall be for authorized but unissued or reacquired common stock of Mentor Graphics.

    1.2 Options may be granted under paragraph 4 of the Plan and stock appreciation rights may be granted under paragraph 8.2 of the Plan for a total of not more than 21,670,000 [18,670,000]* shares of common stock, subject to adjustment under paragraph 9. Shares subject to options and to stock appreciation rights granted under paragraph 8.2 that are terminated or expire without being exercised, other than options that are surrendered on exercise of a stock appreciation right granted under paragraph 8.1, shall be added to the shares remaining for future options and stock appreciation rights.

    1.3 No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 500,000 shares of Common Stock in any calendar year.

2.  EFFECTIVE DATE; DURATION.

    This Plan shall be effective January 1, 1982 and shall continue until all shares available for issuance under the Plan have been issued, unless sooner terminated by the Board of Directors of Mentor Graphics (Board of Directors). Expiration or termination of the Plan shall not affect outstanding options, bonus rights or stock appreciation rights.

3.  ADMINISTRATION.

    3.1 The Plan shall be administered by a compensation committee appointed by the Board of Directors (Committee). The Committee may delegate any of its administrative duties to one or more agents and may retain advisors to assist it.

    3.2 The Committee shall have general responsibility to interpret and administer the Plan. Any decision by the Committee shall be final and bind all parties. Notwithstanding the foregoing, the Committee's exclusive power to make final and binding interpretations of the Plan shall immediately terminate upon the occurrence of a Change in Control (as defined in paragraph 7.2). The Committee shall keep adequate records of options, bonus rights and stock appreciation rights granted under the Plan and shall be responsible for communication with optionees.

    3.3 No Committee member shall participate in the decision of any question relating exclusively to an option, bonus right or stock appreciation right granted to the member.

------------------------

*Matter in BOLDFACE is new; matter [BRACKETED AND IN ITALICS] has been deleted.

4.  GRANT OF OPTIONS.

    4.1 Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or options other than incentive stock options (nonqualified stock options). No incentive stock options may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

    4.2 Options may be granted to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics and may be granted in substitution for outstanding options of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional options may be granted to existing optionees and may be granted in exchange for outstanding options.

    4.3 The Committee shall designate persons to receive grants, and as to each option shall specify the number of shares, the option price and term, the time or times at which the option may be exercised, whether the option is an incentive stock option or a nonqualified stock option and all other terms and conditions of the option.

    4.4 No employee may be granted incentive stock options under the Plan such that the aggregate fair market value, on the date of grant, of the shares with regard to which incentive stock options are exercisable for the first time by that employee during any calendar year under the Plan and under any other stock option plan of Mentor Graphics or any parent or subsidiary of Mentor Graphics exceeds $100,000. Fair market value shall be determined under subparagraph 5.1(c) as of the date of each grant.

5.  OPTION TERMS.

    5.1 The option price shall be fixed by the Committee as follows:

        (a) Subject to (b) the option price for an incentive stock option shall be not less than the fair market value of the shares on the date of grant. The option price for a nonqualified stock option shall be not less than 50% of the fair market value of the shares on the date of grant.

        (b) If the optionee at the time of grant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of Mentor Graphics, the option price for an incentive stock option shall be not less than 110 percent of the fair market value of the shares on the date of grant. Stock owned by the optionee shall include for this purpose, and for purposes of paragraph 5.2, stock attributed to the optionee pursuant to applicable provisions of the Code.

        (c) "Fair market value" means an amount determined by, or in an manner approved by, the Committee. The Committee may appoint and rely on one or more qualified independent appraisers to value the stock or use such other evaluation as it considers appropriate.

    5.2 The Committee shall fix a time limit of not over 10 years after the date of grant for exercise of an incentive stock option. The Committee shall fix a time limit of not over 10 years plus seven days after the date of grant for exercise of a nonqualified stock option. For a more than 10 percent shareholder the maximum limit for exercise of an incentive stock option shall be 5 years. The Committee may make the option exercisable in full immediately or in graduated amounts over the option term.

    5.3 The option shall be evidenced by a stock option agreement executed by Mentor Graphics and the optionee in a form prescribed by the Committee.

    5.4 The option may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee

Retirement Income Security Act. The option may be exercised only by the optionee or by a successor or representative after death.

    5.5 Unless otherwise determined by the Committee, if an officer of Mentor Graphics subject to Section 16 of the Securities Exchange Act of 1934 (1934 Act) exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

6.  BONUS RIGHTS.

    6.1 The Committee may grant bonus rights in connection with nonqualified stock options granted under the Plan. Bonus rights may be granted with the related option or at a later time. A bonus right may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Bonus rights will be subject to such rules, terms, and conditions as the Committee may prescribe.

    6.2 A bonus right will entitle an optionee to a cash bonus in connection with the exercise in whole or in part of the related option. Subject to paragraph 6.3, the amount of the bonus shall be determined by multiplying the applicable bonus percentage by the amount by which the fair market value, on the exercise date, of the shares received on exercise of the related option exceeds the option price. The cash bonus will be payable within 30 days following the date as of which its amount is determined. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c). The bonus percentage applicable to a bonus right shall be determined by the Committee, but shall in no event exceed 100 percent.

    6.3 The Committee may set a maximum dollar limit on the amount of cash to be paid under any bonus right.

7.  ACCELERATION UPON CHANGE IN CONTROL.

    7.1 The Committee may grant acceleration rights to holders of options or stock appreciation rights which will provide that the options or stock appreciation rights will become exercisable in full for the remainder of their terms upon the occurrence of a Change in Control. Acceleration rights may be granted with an option or stock appreciation right or at a later time by amendment of outstanding options or stock appreciation rights.

    7.2 "Change in Control" means the occurrence of any of the following events, unless prior to the occurrence of the event, the Committee determines that the specific event shall not be considered a Change in Control:

        (a) the shareholders of Mentor Graphics shall approve:

            (i) any consolidation, merger or plan of share exchange involving Mentor Graphics (Merger) in which Mentor Graphics is not the continuing or surviving corporation or pursuant to which shares of common stock would be converted into cash, securities or other property, other than a Merger involving Mentor Graphics in which the holders of Mentor Graphics' common stock immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation immediately after the Merger;

            (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Mentor Graphics; or

           (iii) the adoption of any plan or proposal for the liquidation or dissolution of Mentor Graphics;

        (b) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (Incumbent Directors) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (new directors nominated or elected by two-thirds of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

        (c) any person (as such term is used in Section 13(d) of the 1934 Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Mentor Graphics ordinarily having the right to vote in the election of directors (Voting Securities) representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

8.  STOCK APPRECIATION RIGHTS.

    8.1 (a) The Committee, in its sole discretion, may grant both "general" and "limited" stock appreciation rights with all or any part of an incentive stock option or a nonqualified stock option granted under the Plan. Stock appreciation rights may be granted with the related option or at any later time during the term of the option.

    (b) A general stock appreciation right granted with all or any part of an option shall be exercisable only at the time or times established by the Committee and only to the extent that the related option could be exercised. A limited stock appreciation right shall be exercisable only during the 60 calendar days immediately following a Change in Control and only if the immediate resale of shares acquired upon exercise of the related option would subject the optionee to liability under Section 16(b) of the 1934 Act; provided, however, that a limited stock appreciation right may not be exercised within six months of its date of grant. Upon exercise of a stock appreciation right, the option or portion thereof to which the stock appreciation right relates must be surrendered. The shares subject to an option or portion thereof that is surrendered upon exercise of a stock appreciation right shall not be available for future option or stock appreciation right grants under the Plan.

    (c) Each stock appreciation right granted with all or any part of an option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics common stock over the option price per share under the related option, multiplied by the number of shares covered by the related option or portion of the related option.

    (d) The terms of a limited stock appreciation right granted with a nonqualified stock option may provide, if so determined by the Committee, that the fair market value of the common stock for purposes of subparagraph 8.1(c) shall be equal to the higher of:

        (i) the highest reported sales price of the common stock during the 60-day period ending on the date the limited stock appreciation right is exercised;

        (ii) the highest per share price paid for shares of common stock purchased in any tender or exchange offer during the 60 calendar days preceding the exercise of the limited stock appreciation right;

       (iii) the fixed or formula price to be received by holders of shares of common stock in or as a result of any transaction described in subparagraph 7.2(a) if such price is determinable on the date of exercise, provided that any securities or other property that are part of the fixed or formula price shall be valued at the highest valuation placed on the securities or property in any communication to the shareholders of Mentor Graphics by any party to the transaction; and

        (iv) the highest price per share shown on a Schedule 13D, or any amendment thereto, filed by the holder or holders of the specified percentage of common stock whose acquisition gives rise to the exercisability of the limited stock appreciation right.

    8.2 (a) The Committee may grant general stock appreciation rights without related options under the Plan to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics. Such stock appreciation rights may be granted in substitution for outstanding stock appreciation rights of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional stock appreciation rights may be granted to existing holders of stock appreciation rights and may be granted in exchange for outstanding stock appreciation rights.

    (b) The Committee shall designate persons to receive grants of stock appreciation rights, and as to each stock appreciation right shall specify the number of shares, the stock appreciation right price, the term, the time or times at which the stock appreciation right may be exercised and all other terms and conditions of the stock appreciation right. The stock appreciation right price shall not be less than 50% of the fair market value of the shares on the date of grant.

    (c) Each stock appreciation right granted without a related option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics common stock over the stock appreciation right price, multiplied by the number of shares covered by the stock appreciation right or portion thereof that is exercised. The shares subject to a stock appreciation right or portion thereof that is exercised shall not be available for future option or stock appreciation right grants under the Plan.

    8.3 (a) Payment upon exercise of a general stock appreciation right by Mentor Graphics may be made in shares of Mentor Graphics common stock valued at fair market value, or in cash, or partly in shares and partly in cash. The Committee shall either specify the form of payment or retain the power to disapprove any election by a holder to receive cash on exercise of a stock appreciation right. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c).

    (b) Payment upon exercise of a limited stock appreciation right by Mentor Graphics may be made only in cash.

    8.4 No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Committee, the number of shares may be rounded to the next whole share.

    8.5 Stock appreciation rights will be subject to such rules, terms, and conditions, and shall be evidenced by an agreement in such form, as the Committee may prescribe prior to the occurrence of a Change in Control.

    8.6 Stock appreciation rights may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Stock appreciation rights may be exercised only by the holder or by a successor or representative after death.

    8.7 Unless otherwise determined by the Committee, no stock appreciation right may be exercised by an officer of Mentor Graphics subject to Section 16 of the 1934 Act during the first six months following the date of grant.

9.  CHANGES IN CAPITAL STRUCTURE.

    If any change is made in the outstanding common stock without Mentor Graphics' receiving any consideration, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the common stock, a corresponding change shall be made in the number of shares remaining available for

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
grants of options or stock appreciation rights under paragraph 1, disregarding fractional shares, without any further approval of the shareholders. The adjustment shall be made by the Committee whose determination shall be conclusive.

10. AMENDMENT OR TERMINATION OF THE PLAN.

    10.1 The Board of Directors may amend or terminate this Plan at any time subject to paragraph 10.2.

    10.2 Unless the amendment is approved by the shareholders, no amendment shall be made in the Plan that would:

        (a) Increase the total number of shares available for options or stock appreciation rights;

        (b) Increase the maximum option term; or

        (c) Modify the requirements for eligibility under the Plan.

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